Investor Relations
Ken Maciora
Empire Relations Group, Inc.
520 Broadhollow Road, Suite 303
Melville, NY 11747
(917) 670-9541
Adino@empirerelations.com

Adino Energy Completes Acquisition of Eleven Oil and Gas Wells in West Texas

HOUSTON, September 13, 2010 -- Adino Energy Corporation (OTC Bulletin Board: ADNY) today announced it has acquired PetroGreen Energy LLC, and Petro 2000 Exploration Co. (together, "Petro Energy" or "Petro"), of San Angelo, Texas.

Petro Energy is a licensed Texas Oilfield Operator currently operating 11 wells on two leases covering approximately 300 acres in Coleman County, Texas. Petro also owns a drilling rig, two service rigs and associated tools and equipment.

The newly acquired leases have mature production from eight proved developed producing (PDP) wells and three saltwater disposal wells. The area has seen active oil production from multiple pay zones since the 1950s. Reservoir pressure has dropped over time; however, the Company believes that significant oil remains in place. Adino plans a waterflood project, which management believes will substantially increase both daily production and economically recoverable reserves. Further, early results from a workover program on the producing wells have been encouraging.

Under the terms of the deal, Adino acquired 100% of the membership interests of Petro Energy for 10,000,000 shares of Adino common stock; however, the newly issued shares will remain in escrow until Adino’s stock price reaches $0.25 per share. Should Adino's stock price fail to reach $0.25 within three years, there is a clawback provision which is limited to Petro's drilling rigs and equipment.

“We are thrilled to have completed this acquisition as it marks Adino Energy’s reentry into the oil & gas production industry,” commented Timothy G. Byrd, Sr., Adino Energy’s Chief Executive Officer. “With our fuel terminal operation providing strong, stable cash flows, we are now focusing on oilfield redevelopment opportunities where we believe we can create significant value for our shareholders.

“Moreover, I believe our shareholders will appreciate the sellers’ willingness to execute the deal at $0.25 per share and agree to retain their stock in escrow until that price is met. Not only is this a vote of confidence from experienced oil & gas investors, it also significantly reduces dilution for existing shareholders,” Byrd concluded.

Chairman Sonny Wooley, a thirty-year veteran of the oil & gas industry and chief architect of Adino’s strategy to reenter the upstream sector, commented, “Recently, we conducted a workover to prepare a producing well for conversion to an injection well. Simply cleaning out the tubing increased production significantly – a good indication of potential results from a more aggressive workover program.

"As we proceed with our redevelopment of these leases, the cost advantages and operational flexibility of owning our drilling and service rigs will become apparent. We are largely insulated from price fluctuations in oilfield services and scheduling problems that other small operators must contend with", Wooley concluded.

About Adino Energy Corporation, Inc.

Adino Energy Corporation (OTCBB: ADNY) is an emerging oil & gas exploration and production company focused on mature oilfield assets with significant redevelopment, workover and enhanced oil recovery (EOR) potential. The Company also owns a fuel terminal operation in the Houston, TX area.

Forward-looking Statements

Statements made in this news release relating to Adino's future production, expenses and future capital projects and expenditures, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, the timing and results of drilling and other development and exploration activities, the availability and cost of obtaining drilling equipment and technical personnel, risks associated with the availability of acceptable transportation arrangements and the possibility of unanticipated operational problems, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses, and pipeline curtailments by third parties. The Company's projects are subject to numerous operating, geological and other risks and may not be successful. All forward-looking statements are made only as of the date hereof and the Company undertakes no obligation to update any such statement. Further information on risks and uncertainties that may affect the Company's operations and financial performance, and the forward-looking statements made herein, is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by reference as though fully set forth herein.